Press Release
April 15, 2014

Bakken Resources, Inc. Announces Delayed 10-K Filing

Bakken Resources, Inc. (OTCQX: BKKN) (“Company”), announces that it is currently unable to timely file Form 10-K for its fiscal year ended December 31, 2014. The Company’s auditors have indicated that they will await the results of an independent investigator’s report relating to matters previously being investigated by the Company’s audit committee before completing the audit for the 2014 fiscal year.

Dan Anderson, the Company’s Chief Financial Officer, notes, “We look forward to the completion of the independent investigation and our audit at the earliest possible date.”

The Company will consider releasing selected unaudited financial information if the audit is not completed in the near future.

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas exploration and development company with activities currently focused on the acquisition of mineral leases in North Dakota and Montana and the development of potential EOR technologies.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including among others, statements and projections regarding BKKN’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, and costs and statements regarding the plans and objectives of BKKN’s management for future operations, are forward-looking statements. BKKN typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will,” and “believe,” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements.

In particular, statements, express or implied, concerning BKKN’s future operating results and returns are forward-looking statements. Forward-looking statements are not guarantees of performance. BKKN makes no representation of the accuracy of any information presented or derived from any third party sites or information.

For further information please contact Karen Midtlyng, Corporate Secretary, (406) 442-9444